For the fiscal period ended (a) 9/30/96
File Number (c) 811-7343


                          SUB-ITEM 770
         Transactions Effected Pursuant to Rule 10f-3 by
           Prudential Jennison Growth Fund (Series 1)

1.   Name of Issuer:
     Pete's Brewing Company

2.   Date of Purchase:
     11/06/95

3.   Number of Securities Purchased:
     5,200

4.   Dollar Amount of Purchase:
     $93,600

5.   Price Per Unit:
     $18.00

6.   Name(s) of Underwriter(s)
     or Dealer(s) from whom Purchased:
     Morgan Stanley & Co. Incorporated

7.   Other Underwriters in Syndicate:
     Dean Witter Reynolds Inc.
     Adams, Harkness & Hill, Inc.
     Advest, Inc.
     Bear, Stearns & Co. Inc.
     William Blair & Company
     CS First Boston Corporation
     Dain Bosworth Incorporated
     Donaldson, Lufkin & Jenrette Securities
Corporation
     Janney Montgomery Scott Inc.
     McDonald & Company Securities, Inc.
     Merril Lynch, Pierce, Fenner & Smith
Incorporated
     Montgomery Securities
     Oppenheimer & Co., Inc.
     Paine Webber Incorporated
     Piper Jaffray Inc.
     Prudential Securities Incorporated
     Ragen MacKenzie Incorporated
     Van Kasper & Company
     Wheat First Securities, Inc.